Exhibit 3.1

[Redacted - personal information] [Redacted - personal information]

[Redacted - personal information] [Redacted - personal information] [Redacted - personal information] [Redacted - personal information] [Redacted - personal information]

A-Amalgamation Agreement I Convention de fusion The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. Les actionnaires de chaque societe qui fusionnne ant dOment adopte Ia convention de fusion conformement au paragraphe 176(4) de Ia Loi sur /es societes par actions a Ia date mentionnee ci-dessous. or ou B-Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries I Fusion d'une societe mere avec une ou plusieurs de ses filiales ou fusion de filiales : D The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. Les administrateurs de chaque societe qui fusionne ant approuve Ia fusion par vole de resolution conformement a l'.article 177 de Ia Loi sur /es societes par actions a Ia date mentionnee ci-dessous. The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de and are more particularly set out in these articles. et sont enonces textuellement aux presents statuts. Date d'adoption ou d'approba Names of amalgamating corporations Denomination sociale des societes qui fusionnent Ontario Corporation Number Numero de Ia societe en Ontario Date of Adoption/Approval YearMonth Day annee mois jour GFL Environmental Holdi!lgs Inc. GFL Environmental Inc. GFL Amalco 1 Inc. 1996175 5027992 5030870 2020-03-02 2020-03-02 2020-03-05

None. 7. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s'il y a lieu, d'actions que Ia societe est autorisee a emettre : An unlimited number of subordinate voting shares, an unlimited number of multiple voting shares and an unlimited number of preferred shares, issuable in series.

Droils, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut Ire emise en serie : See attached pages 4A to 4F.

The rights, privileges, restrictions and conditions attached to the subordinate voting shares (the “Subordinate Voting Shares”), the multiple voting shares (the “Multiple Voting Shares”) and the preferred shares (the “Preferred Shares” and, collectively with the Subordinate Voting Shares and Multiple Voting Shares, the “Shares”) of the Company are as follows:

1.1       Definitions

As used herein, the following terms shall have the following respective meanings:

“Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company, the continuing entity or its parent and more than 50% of the total number of outstanding shares of the Company, the continuing entity or its parent, in each case as outstanding immediately after such transaction, and the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its parent immediately following the transaction in substantially the same proportions (vis a vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction.

“Permitted Holders” means Patrick Dovigi and the spouse or legal equivalent, the parents and/or the lineal descendants of Patrick Dovigi (the “Dovigi Related Persons”) or any trust, partnership, corporation, limited liability company or other estate or planning or investment vehicle in which no other Person has any legal, economic, beneficial or other interest other than such holder and/or the Dovigi Related Persons, as applicable, and with respect to which, a transfer does not result in any change in the effective control of such holder’s securities.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

For purposes hereof, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

1.2       Subordinate Voting Shares and Multiple Voting Shares

The special rights or restrictions attached to the Subordinate Voting Shares and the Multiple Voting Shares shall be as follows:

(1)                                 Dividends; Rights on Liquidation, Dissolution or Winding-Up

The Subordinate Voting Shares and the Multiple Voting Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Subordinate Voting Shares and the Multiple Voting Shares and shall rank pari passu, share for share, as to the right to receive dividends and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the Company on the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs. For the avoidance of doubt, holders of Subordinate Voting Shares and Multiple Voting Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Subordinate Voting Shares and the Multiple Voting Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the directors of the Company shall determine, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs, the remaining property and assets of the Company, in the case of (i) and (ii) an identical amount per share, at the same time and in the same form (whether in cash, in specie or otherwise) as if such shares were of one class only; provided, however, that in the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares and holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the directors of the Company.

(2)                                 Meetings and Voting Rights

Each holder of Subordinate Voting Shares and each holder of Multiple Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote.  At each such meeting, each Subordinate Voting Share shall entitle the holder thereof to one (1) vote and each Multiple Voting Share shall entitle the holder thereof to ten (10) votes.

(3)                                 Subdivision or Consolidation

No subdivision or consolidation of the Multiple Voting Shares or the Subordinate Voting Shares shall be carried out unless, at the same time, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis so as to preserve the relative economic and voting interests of the two classes.

(4)                                 Conversion

The Subordinate Voting Shares cannot be converted into any other class of shares. Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one fully paid and non-assessable Subordinate Voting Share, in the following manner:

(a)                                 The conversion right which provision is made in this subsection 1.2(4) shall be exercised by notice in writing given to the transfer agent of the Company, if one exists, and if not, to the Company at its registered office, accompanied by a certificate or certificates representing the Multiple Voting Shares in respect of which the holder desires to exercise such conversion right or the equivalent in any non-certificated inventory system (such as, for example, a

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Direct Registration System) administered by any applicable depository or transfer agent of the Company.  Such notice shall be signed by the holder of the Multiple Voting Shares in respect of which such conversion right is being exercised, or by the duly authorized representative thereof, and shall specify the number of Multiple Voting Shares which such holder desires to have converted.  On any conversion of Multiple Voting Shares, the Subordinate Voting Shares resulting therefrom shall be registered in the name of the registered holder of the Multiple Voting Shares converted or, subject to payment by the registered holder of any stock transfer or applicable taxes and compliance with any other reasonable requirements of the Company in respect of such transfer, in such name or names as such registered holder may direct in writing.

(b)                                 Upon receipt of such notice and certificate or certificates and, as applicable, compliance with such other requirements, the Company shall, at its expense, effective as of the date of such receipt and, as applicable, compliance, remove or cause the removal of such holder from the register of holders in respect of the Multiple Voting Shares for which the conversion right is being exercised, add the holder (or any person or persons in whose name or names such converting holder shall have directed the resulting Subordinate Voting Shares to be registered) to the securities register of holders in respect of the resulting Subordinate Voting Shares, cancel or cause the cancellation of the certificate or certificates representing such Multiple Voting Shares and issue or cause to be issued a certificate or certificates, or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, representing the Subordinate Voting Shares issued upon the conversion of such Multiple Voting Shares.  If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted.

(5)                                 Automatic Conversion

(a)                                 Each Multiple Voting Share will convert automatically, without any further action, into one (1) fully paid and non-assessable Subordinate Voting Share if any such Multiple Voting Share is transferred, sold, assigned or exchanged to, or otherwise held by, a Person that is not a Permitted Holder. Upon the first date that any Multiple Voting Share shall be held other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights under subsection 1.2(4) to convert such Multiple Voting Share into one (1) fully paid and non-assessable Subordinate Voting Share.

(b)                                 In addition:

(i)                                     all Multiple Voting Shares will convert automatically, without any further action, into an equal number of Subordinate Voting Shares at such time that is the earlier to occur of the following:

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(A)                               the Permitted Holders that hold Multiple Voting Shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 2.0% of the issued and outstanding Shares;

(B)                               Patrick Dovigi is no longer serving as a director of or in a senior management position at the Company; or

(C)                               March 5, 2040, being the twentieth anniversary of the closing of the initial public offering of the Company.

(6)                                 Single Class

Except as otherwise provided in these Articles, Subordinate Voting Shares and Multiple Voting Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the Business Corporations Act (Ontario).

(7)                                 Certain Class Votes

In connection with any Change of Control Transaction requiring approval of the holders of Subordinate Voting Shares and Multiple Voting Shares under the Act, holders of Subordinate Voting Shares and Multiple Voting Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction and by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, each voting separately as a class at a meeting of the holders of that class called and held for such purpose.

(8)                                 Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of these Articles, but subject to the provisions of these Articles, holders of Subordinate Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles which would adversely affect the rights or special rights of the holders of Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis, including an amendment to the terms of these Articles that provides that any Multiple Voting Shares transferred, sold, assigned or exchanged to, or otherwise held by, a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares, and such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding shares of such class or their proxyholders.

1.3       Preferred Shares

The special rights or restrictions attached to the Preferred Shares shall be as follows:

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(1)                                 Issuable in Series

(a)                                 The Preferred Shares may be issued at any time or from time to time in one or more series.  Subject to these share conditions, the directors are authorized to fix the number of shares in each series of Preferred Shares and to determine the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares which may include, without limitation:

(i)                                     the consideration for which such series of Preferred Shares are to be issued;

(ii)                                  the rate, amount, method of calculation and payment of any dividends, whether cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(iii)                               voting rights, if any;

(iv)                              any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs;

(v)                                 any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(vi)                              any rights of conversion, exchange or reclassification and the terms and conditions of any such rights, if applicable; and

(vii)                           any other rights, privileges, restrictions and conditions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(b)                                 No rights, privileges, restrictions or conditions attached to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of the Company over the shares of any other series of Preferred Shares.  The Preferred Shares of each series shall, with respect to the right to payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, rank on a parity with the shares of every other series.

(2)                                 Voting

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Company in accordance with subsection 1.3(1)(a), the holders of a series of Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of shareholders of the Company and shall not be entitled to vote at any such meetings (except where holders of a specified class or series of shares are entitled to vote separately as a class or series as provided in the Act).  The holders of the class or a series of

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Preferred Shares shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend the articles of the Company to:

(i)                                     increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(ii)                                  effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

(iii)                               create a new class or series of shares equal or superior to the shares of such class or series.

(3)                                 Dividends; Rights on Liquidation, Dissolution or Winding-Up

(a)                                 Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(b)                                 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares will be entitled to preference over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares with respect to the payment of paid-up capital remaining after the payment of all outstanding debts on a pro rata basis, and the payment of any or all declared but unpaid cumulative dividends or any or all declared but unpaid dividends accrued on the Preferred Shares.

(c)                                  The Preferred Shares may also be given such other preferences over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors’ resolution as to the respective series authorized to be issued.

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Not applicable. 10. Other provisions, (if any): Autres dispositions, s'il y a lieu : Not applicable. 11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A". Les declarations exigees aux termes du paragraphe 178(2) de Ia Loi sur Jes societes par actions constituent l'annexe A. 12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".

corporations. ecretary). Only ure originale d'un ciale de chaque ou un dirigeant GFL ENVIRONMENTAL HOLDINGS INC. Description of Office I Fonction Nom du signataire en Jettres moulees Print name of signatory I Nom du signataire en lettres Description of Office I Fonction GFL AMALCO 1 INC. Description of Office I Fonction Nom du signataire en lettres moulees Names of Corporations I Denomination sociale des societes By/Par Signature I Signature Print name of signatory I Nom du signataire en Jettres moulees Description of Office I Fonction Names of Corporations I Denomination sociale des societes By/Par Signature I Signature Print name of signatory I Nom du signataire en lettres moulees Description of Office I Fonction Name and original signature of a director or authorized signing officer of each of the amalgamating Include the name of each corporation, the signatories name and description of office (e.g.president, s a director or authorized signing officer can sign on behalf of the corporation. I Nom et signat administrateur ou d'un signataire autorise de chaque societe quifusionne.lndiquer Ia denomination so societe, le nom du signataire et sa fonction (p.ex. :president, secretaire). Seul un administrateur habilite peut signer au nom de Ia societe.

SCHEDULE “A”

Statement of Director or Officer
Under Subsection 178(2) of
the Business Corporations Act (Ontario)

I am the Secretary of GFL Environmental Holdings Inc. (“Holdings”), the Secretary of GFL Environmental Inc. (“Opco”) and the Secretary of GFL Amalco 1 Inc. (“Subco”).  I have conducted such examinations of the books and records of Holdings, Opco and Subco (the “Amalgamating Corporations”) as are necessary to enable me to make this statement.  This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario).  In my capacity as Secretary of Holdings, Secretary of Opco and Secretary of Subco, I state that:

1.                                      There are reasonable grounds for believing that:

(a)                                 each of the Amalgamating Corporations is, and the corporation continuing from the amalgamation of the Amalgamating Corporations (the “Corporation”) will be, able to pay its liabilities as they become due, and

(b)                                 the realizable value of the Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

2.                                      There are reasonable grounds for believing that no creditor of the Amalgamating Corporations will be prejudiced by the amalgamation.

3.                                      No creditor of any of the Amalgamating Corporations has notified the Amalgamating Corporations that such creditor objects to the amalgamation.

[Remainder of Page Intentionally Left Blank]

DATED March 5, 2020.

/s/ Mindy Gilbert
Name:	Mindy Gilbert
Title:	Secretary

[Signature Page – Schedule “A” – Statement of Officer re Amalgamation]

SCHEDULE “B”

AMALGAMATION AGREEMENT

Amalgamation Agreement dated March 5, 2020 among GFL Environmental Holdings Inc. (“Holdings”), GFL Environmental Inc. (“Opco”) and GFL Amalco 1 Inc. (“Subco”).

RECITALS

(a)                                 Holdings was amalgamated under the Act by Certificate and Articles of Amalgamation dated May 31, 2018, as amended.

(b)                                 Opco was amalgamated under the Act by Certificate and Articles of Amalgamation dated January 1, 2020.

(c)                                  Subco was amalgamated under the Act by Certificate and Articles of Amalgamation dated March 4, 2020.

(d)                                 On the date hereof and immediately prior to the amalgamation contemplated by this Agreement, certain shareholders of Holdings purchased additional shares of Holdings (the “Contribution”).

(e)                                  Holdings is authorized to issue an unlimited number of Voting Common Shares, an unlimited number of Class A Non-Voting Common Shares, an unlimited number of Class B Non-Voting Common Shares, an unlimited number of Class C Non-Voting Common Shares, an unlimited number of Class D Non-Voting Common Shares, an unlimited number of Class E Non-Voting Common Shares, an unlimited number of Class F Non-Voting Common Shares, an unlimited number of Class G Non-Voting Common Shares, an unlimited number of Class H Non-Voting Common Shares, an unlimited number of Class I Non-Voting Common Shares, an unlimited number of Class J Non-Voting Common Shares and an unlimited number of Class K Non-Voting Common Shares.  100 Voting Common Shares, 2,645,194,628 Class A Non-Voting Common Shares, 1,034,959,042 Class B Non-Voting Common Shares, 144,330,329 Class C Non-Voting Common Shares, 7,000,000 Class D Non-Voting Common Shares, 159,468,329 Class F Non-Voting Common Shares, 621,597,135 Class H Non-Voting Common Shares, 159,016,639 Class I Non-Voting Common Shares, 339,608,745 Class J Non-Voting Common Shares and 11,399,544 Class K Non-Voting Common Shares of Holdings are issued and outstanding as of the date of this Agreement following the Contribution and will be issued and outstanding immediately prior to amalgamation on the Effective Date (as defined below).

(f)                                   Opco is authorized to issue an unlimited number of common shares and an unlimited number of Ordinary Non-Voting Common Shares.  24 common shares and 1,984,617,462 Ordinary Non-Voting Common Shares of Opco are issued and outstanding as of the date of this Agreement and will be issued and outstanding immediately prior to amalgamation on the Effective Date (as defined below).

(g)                                  Subco is authorized to issue an unlimited number of common shares.  11 common shares of Subco are issued and outstanding as of the date of this

Agreement and will be issued and outstanding immediately prior to amalgamation on the Effective Date (as defined below).

(h)                                 Holdings, Opco and Subco have fully and completely disclosed to each other their respective assets and liabilities.

(i)                                     Holdings, Opco and Subco have agreed to amalgamate and continue as one corporation on the terms contained in this Agreement.

In consideration of the above and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the parties agree as follows:

Section 1               Definitions.

(1)                                 In this Agreement:

“Act” means the Business Corporations Act (Ontario).

“Agreement” means this amalgamation agreement.

“Amalgamating Corporations” means Holdings, Opco and Subco.

“Corporation” means the corporation continuing from the amalgamation of the Amalgamating Corporations.

“Effective Date” means the date set out on the certificate endorsed by the Director appointed under the Act on the articles of amalgamation giving effect to the amalgamation of the Amalgamating Corporations.

(2)                                 Unless the context otherwise requires, all terms used in this Agreement which are defined in the Act have the respective meanings given to them in the Act.

Section 2               Amalgamation.

The Amalgamating Corporations agree to amalgamate on the Effective Date under the provisions of the Act and to continue as one corporation on the terms contained in this Agreement.

Section 3               Name of Corporation.

The name of the Corporation shall be GFL Environmental Inc.

Section 4               Registered Office.

The location of the registered office of the Corporation shall be 100 New Park Place, Suite 500, Vaughan, Ontario, Canada L4K 0H9.

Section 5               Business and Powers.

There shall be no restrictions on the business that the Corporation may carry on or on the powers that the Corporation may exercise.

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Section 6               Authorized Share Capital.

The classes and any maximum number of shares that the Corporation shall be authorized to issue are as follows:

An unlimited number of subordinate voting shares, an unlimited number of multiple voting shares and an unlimited number of preferred shares, issuable in series.

Section 7               Share Provisions.

The rights, privileges, restrictions and conditions of the subordinate voting shares, multiple voting shares and preferred shares, issuable in series shall be set out in Schedule “A”.

Section 8               Transfer Restrictions.

The right to transfer securities of the Corporation shall not be restricted.

Section 9               Number of Directors and First Directors.

(1)                                 The number of directors of the Corporation shall be a minimum of three (3) and a maximum of fifteen (15), until changed in accordance with the Act.

(2)                                 Until changed by the shareholders of the Corporation, or by the directors of the Corporation if authorized by the shareholders of the Corporation, the number of directors of the Corporation shall be eight (8).

(3)                                 The first directors of the Corporation shall be the following:

Name	Address	Resident Canadian
Dino Chiesa	[Redacted — personal information]	Yes
Patrick Dovigi	100 New Park Place, 500, Vaughan, Ontario, Canada L4K 0H9	Yes
Lonnie C. Poole, III	[Redacted — personal information]	No
Shahir Guindi	[Redacted — personal information]	Yes
Arun Nayar	[Redacted — personal information]	No
Paolo Notarnicola	[Redacted — personal information]	No
Raymond Svider	[Redacted — personal information]	No
Blake Sumler	[Redacted — personal information]	Yes

The first directors named above shall hold office until the later of the close of the first annual meeting of shareholders of the Corporation and the date on which their successors are elected or appointed.

Section 10             By-laws.

On the Effective Date, the Corporation shall adopt By-law No. 1 relating to general business and affairs, a Forum Selection By-law and an Advance Notice By-law. Prior to the Effective Date copies of the proposed by-laws of the Corporation may be examined at 199 Bay

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Street, Suite 5300, Commerce Court West, Toronto, Ontario, Canada M5L 1B9 or at 100 New Park Place, Suite 500, Vaughan, Ontario, Canada L4K 0H9 at any time during regular business hours.

Section 11                                      Conversion or Cancellation of Shares of Amalgamating Corporations.

On the Effective Date, the issued and outstanding shares in the capital of the Amalgamating Corporations shall be converted into fully paid and non-assessable shares of the Corporation or shall be cancelled without any repayment of capital in respect of such shares, as follows:

(a)                                 all of the issued and outstanding Voting Common Shares of Holdings shall be converted into 4 subordinate voting shares of the Corporation;

(b)                                 all of the issued and outstanding Class A Non-Voting Common Shares of Holdings shall be converted into 129,900,358 subordinate voting shares of the Corporation;

(c)                                  all of the issued and outstanding Class B Non-Voting Common Shares of Holdings shall be converted into 50,824,824 subordinate voting shares of the Corporation;

(d)                                 all of the issued and outstanding Class C Non-Voting Common Shares of Holdings shall be converted into 7,087,781 multiple voting shares of the Corporation;

(e)                                  all of the issued and outstanding Class D Non-Voting Common Shares of Holdings shall be converted into 343,756 subordinate voting shares of the Corporation;

(f)                                   all of the issued and outstanding Class F Non-Voting Common Shares of Holdings shall be converted into 6,053,532 multiple voting shares of the Corporation;

(g)                                  all of the issued and outstanding Class H Non-Voting Common Shares of Holdings shall be converted into 30,525,425 subordinate voting shares of the Corporation;

(h)                                 all of the issued and outstanding Class I Non-Voting Common Shares of Holdings shall be converted into 7,808,998 subordinate voting shares of the Corporation;

(i)                                     all of the issued and outstanding Class J Non-Voting Common Shares of Holdings shall be converted into 16,677,527 subordinate voting shares of the Corporation;

(j)                                    all of the issued and outstanding Class K Non-Voting Common Shares of Holdings shall be converted into 559,809 multiple voting shares of the Corporation;

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(k)                                 all of the issued and outstanding common shares and all of the issued and outstanding Ordinary Non-Voting Common Shares of Opco, all of which are at the date of this Agreement and will be at the Effective Date held by or on behalf of Holdings shall be cancelled without any repayment of capital in respect of such shares and shall not be converted into shares of the Corporation; and

(l)                                     all issued and outstanding common shares of Subco, all of which are at the date of this Agreement and will be at the Effective Date held by or on behalf of Holdings shall be cancelled without any repayment of capital in respect of such shares and shall not be converted into shares of the Corporation.

Section 12             Stated Capital.

The stated capital attributable to each class of shares of the Corporation issuable pursuant to Section 11 shall be the aggregate of the stated capital attributable to the shares of the Amalgamating Corporations converted into shares of the Corporation of that class.

Section 13             Replacement Share Certificates.

After the Effective Date, the shareholders of the Amalgamating Corporations shall, when requested by the Corporation, surrender for cancellation the certificates representing the shares held by them in the Amalgamating Corporations and shall be entitled to receive certificates for shares of the Corporation issuable to them pursuant to Section 11.

Section 14             Effect of Amalgamation.

Upon the Effective Date:

(a)                                 the Amalgamating Corporations are amalgamated and continue as the Corporation as contemplated by this Agreement;

(b)                                 the Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)                                  a conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against the Corporation;

(d)                                 the articles of amalgamation are deemed to be the articles of incorporation of the Corporation and, except for the purposes of subsection 117(1) of the Act, the certificate of amalgamation is deemed to be the certificate of incorporation of the Corporation; and

(e)                                  the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Effective Date.

Section 15             Termination.

At any time before the Effective Date, this Agreement may be terminated by the directors of an Amalgamating Corporation, notwithstanding the approval of this Agreement by the shareholders of all or any of the Amalgamating Corporations.

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Section 16             Further Assurances.

Each of the Amalgamating Corporations shall execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this Agreement.

Section 17             Governing Law.

This Agreement is governed by and will be interpreted and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have executed this Agreement.

GFL ENVIRONMENTAL HOLDINGS INC.

By:	/s/ Patrick Dovigi
Name: Patrick Dovigi
Title: Director

GFL ENVIRONMENTAL INC.

By:	/s/ Patrick Dovigi
Name: Patrick Dovigi
Title: Director

GFL AMALCO 1 INC.

By:	/s/ Patrick Dovigi
Name: Patrick Dovigi
Title: Director

[Signature Page - Amalgamation Agreement (Schedule “B” to the Articles of Amalgamation)]

SCHEDULE “A”
SHARE PROVISIONS

2

The rights, privileges, restrictions and conditions attached to the subordinate voting shares (the “Subordinate Voting Shares”), the multiple voting shares (the “Multiple Voting Shares”) and the preferred shares (the “Preferred Shares” and, collectively with the Subordinate Voting Shares and Multiple Voting Shares, the “Shares”) of the Company are as follows:

1.1       Definitions

As used herein, the following terms shall have the following respective meanings:

“Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company, the continuing entity or its parent and more than 50% of the total number of outstanding shares of the Company, the continuing entity or its parent, in each case as outstanding immediately after such transaction, and the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its parent immediately following the transaction in substantially the same proportions (vis a vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction.

“Permitted Holders” means Patrick Dovigi and the spouse or legal equivalent, the parents and/or the lineal descendants of Patrick Dovigi (the “Dovigi Related Persons”) or any trust, partnership, corporation, limited liability company or other estate or planning or investment vehicle in which no other Person has any legal, economic, beneficial or other interest other than such holder and/or the Dovigi Related Persons, as applicable, and with respect to which, a transfer does not result in any change in the effective control of such holder’s securities.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

For purposes hereof, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

1.2       Subordinate Voting Shares and Multiple Voting Shares

The special rights or restrictions attached to the Subordinate Voting Shares and the Multiple Voting Shares shall be as follows:

(1)                                 Dividends; Rights on Liquidation, Dissolution or Winding-Up

The Subordinate Voting Shares and the Multiple Voting Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Subordinate Voting Shares and the Multiple Voting Shares and shall rank pari passu, share for share, as to the right to receive dividends and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the Company on the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs. For the avoidance of doubt, holders of Subordinate Voting Shares and Multiple Voting Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Subordinate Voting Shares and the Multiple Voting Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the directors of the Company shall determine, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs, the remaining property and assets of the Company, in the case of (i) and (ii) an identical amount per share, at the same time and in the same form (whether in cash, in specie or otherwise) as if such shares were of one class only; provided, however, that in the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares and holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the directors of the Company.

(2)                                 Meetings and Voting Rights

Each holder of Subordinate Voting Shares and each holder of Multiple Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote.  At each such meeting, each Subordinate Voting Share shall entitle the holder thereof to one (1) vote and each Multiple Voting Share shall entitle the holder thereof to ten (10) votes.

(3)                                 Subdivision or Consolidation

No subdivision or consolidation of the Multiple Voting Shares or the Subordinate Voting Shares shall be carried out unless, at the same time, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis so as to preserve the relative economic and voting interests of the two classes.

(4)                                 Conversion

The Subordinate Voting Shares cannot be converted into any other class of shares. Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one fully paid and non-assessable Subordinate Voting Share, in the following manner:

(a)                                 The conversion right which provision is made in this subsection 1.2(4) shall be exercised by notice in writing given to the transfer agent of the Company, if one exists, and if not, to the Company at its registered office, accompanied by a certificate or certificates representing the Multiple Voting Shares in respect of which the holder desires to exercise such conversion right or the equivalent in any non-certificated inventory system (such as, for example, a

Direct Registration System) administered by any applicable depository or transfer agent of the Company.  Such notice shall be signed by the holder of the Multiple Voting Shares in respect of which such conversion right is being exercised, or by the duly authorized representative thereof, and shall specify the number of Multiple Voting Shares which such holder desires to have converted.  On any conversion of Multiple Voting Shares, the Subordinate Voting Shares resulting therefrom shall be registered in the name of the registered holder of the Multiple Voting Shares converted or, subject to payment by the registered holder of any stock transfer or applicable taxes and compliance with any other reasonable requirements of the Company in respect of such transfer, in such name or names as such registered holder may direct in writing.

(b)                                 Upon receipt of such notice and certificate or certificates and, as applicable, compliance with such other requirements, the Company shall, at its expense, effective as of the date of such receipt and, as applicable, compliance, remove or cause the removal of such holder from the register of holders in respect of the Multiple Voting Shares for which the conversion right is being exercised, add the holder (or any person or persons in whose name or names such converting holder shall have directed the resulting Subordinate Voting Shares to be registered) to the securities register of holders in respect of the resulting Subordinate Voting Shares, cancel or cause the cancellation of the certificate or certificates representing such Multiple Voting Shares and issue or cause to be issued a certificate or certificates, or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, representing the Subordinate Voting Shares issued upon the conversion of such Multiple Voting Shares.  If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted.

(5)                                 Automatic Conversion

(a)                                 Each Multiple Voting Share will convert automatically, without any further action, into one (1) fully paid and non-assessable Subordinate Voting Share if any such Multiple Voting Share is transferred, sold, assigned or exchanged to, or otherwise held by, a Person that is not a Permitted Holder. Upon the first date that any Multiple Voting Share shall be held other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights under subsection 1.2(4) to convert such Multiple Voting Share into one (1) fully paid and non-assessable Subordinate Voting Share.

(b)                                 In addition:

(i)                                     all Multiple Voting Shares will convert automatically, without any further action, into an equal number of Subordinate Voting Shares at such time that is the earlier to occur of the following:

(A)                               the Permitted Holders that hold Multiple Voting Shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 2.0% of the issued and outstanding Shares;

(B)                               Patrick Dovigi is no longer serving as a director of or in a senior management position at the Company; or

(C)                               March 5, 2040, being the twentieth anniversary of the closing of the initial public offering of the Company.

(6)                                 Single Class

Except as otherwise provided in these Articles, Subordinate Voting Shares and Multiple Voting Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the Business Corporations Act (Ontario).

(7)                                 Certain Class Votes

In connection with any Change of Control Transaction requiring approval of the holders of Subordinate Voting Shares and Multiple Voting Shares under the Act, holders of Subordinate Voting Shares and Multiple Voting Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction and by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, each voting separately as a class at a meeting of the holders of that class called and held for such purpose.

(8)                                 Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of these Articles, but subject to the provisions of these Articles, holders of Subordinate Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles which would adversely affect the rights or special rights of the holders of Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis, including an amendment to the terms of these Articles that provides that any Multiple Voting Shares transferred, sold, assigned or exchanged to, or otherwise held by, a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares, and such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding shares of such class or their proxyholders.

1.3       Preferred Shares

The special rights or restrictions attached to the Preferred Shares shall be as follows:

(1)                                 Issuable in Series

(a)                                 The Preferred Shares may be issued at any time or from time to time in one or more series.  Subject to these share conditions, the directors are authorized to fix the number of shares in each series of Preferred Shares and to determine the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares which may include, without limitation:

(i)                                     the consideration for which such series of Preferred Shares are to be issued;

(ii)                                  the rate, amount, method of calculation and payment of any dividends, whether cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(iii)                               voting rights, if any;

(iv)                              any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs;

(v)                                 any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(vi)                              any rights of conversion, exchange or reclassification and the terms and conditions of any such rights, if applicable; and

(vii)                           any other rights, privileges, restrictions and conditions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(b)                                 No rights, privileges, restrictions or conditions attached to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of the Company over the shares of any other series of Preferred Shares.  The Preferred Shares of each series shall, with respect to the right to payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, rank on a parity with the shares of every other series.

(2)                                 Voting

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares by the directors of the Company in accordance with subsection 1.3(1)(a), the holders of a series of Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of shareholders of the Company and shall not be entitled to vote at any such meetings (except where holders of a specified class or series of shares are entitled to vote separately as a class or series as provided in the Act).  The holders of the class or a series of

Preferred Shares shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend the articles of the Company to:

(i)                                     increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(ii)                                  effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

(iii)                               create a new class or series of shares equal or superior to the shares of such class or series.

(3)                                 Dividends; Rights on Liquidation, Dissolution or Winding-Up

(a)                                 Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(b)                                 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares will be entitled to preference over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares with respect to the payment of paid-up capital remaining after the payment of all outstanding debts on a pro rata basis, and the payment of any or all declared but unpaid cumulative dividends or any or all declared but unpaid dividends accrued on the Preferred Shares.

(c)                                  The Preferred Shares may also be given such other preferences over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors’ resolution as to the respective series authorized to be issued.